                                                                   EXHIBIT 4.03



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SILKNET SOFTWARE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                        NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF OR RECOMMENDED OR GIVEN APPROVAL TO ANY PERSON SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                          COMMON STOCK PURCHASE WARRANT

Warrant No. 1                                           Number of Shares 250,000

SILKNET SOFTWARE, INC.

Void after     , 2002

         1.  ISSUANCE.  This Warrant is issued to Zero Stage Capital V,
L.P. by Silknet Software, Inc., a New Hampshire corporation (hereinafter with its successors called the "Company").

         2. PURCHASE PRICE; NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, 1001 Elm Street, Manchester, New Hampshire 03101, or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $0.50, 250,000 fully paid and nonassessable shares of Common Stock, no par value, of the company (the "Common Stock").

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, (iii) through delivery by the Holder to the Company of other securities issued by the Company, with such securities being credited against the Purchase Price in an amount equal to the fair market value thereof, as determined in good faith by the Board of Directors of the Company (the "Board"), or (iv) by any combination of the foregoing. The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of any securities the Holder may wish to deliver to the company pursuant to clause
(iii) above.

         4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       ------
                                          A

where    X =      the number of shares to be issued to the Holder pursuant to this Section 4.

         Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

        A  =      the fair market value of one share of Common Stock, as
                  determined in good faith by the Board, as at the time the net issue election is made pursuant to this Section 4.

        B  =      the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

The Board shall promptly respond in writing to an inquiry by the Holder as to the fair market value of one share of Common Stock.

        5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

        6. ISSUANCE DATE. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

        7.  EXPIRATION DATE. This Warrant shall expire at the close of business
on       , 2002, and shall be void thereafter.

        8. RESERVED SHARES, VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

        9. DIVIDENDS. If after the date hereof (the "Original Issue Date") the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination. Prior to an initial public offering of equity securities of the Company, the Company shall not pay any dividend or make any other distribution upon the Common Stock payable in cash, property or securities of the Company other than Common Stock or in securities of a corporation other than the Company.

        10. RECLASSIFICATIONS. If after the Original Issue Date there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided in Section 9 hereof), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provision hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof, provided that the holder must exercise this Warrant or consent to the expiration of this Warrant immediately prior to any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock or a consolidation or merger into a subsidiary of the Corporation).

        11. ADJUSTMENTS FOR ISSUANCES BELOW PURCHASE PRICE. In case the Company shall at any time or from time to time after the Original Issue Date issue or sell any Common Stock or any securities convertible into or exchangeable for Common Stock (other than shares issued in transactions to which Sections 9 or 10 of this Warrant apply) for a consideration per share less than the Purchase Price in effect for this Warrant immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, the Purchase Price shall (until another such issue or sale) be reduced to the price at which the Company issued or sold such securities. Further, the number of shares purchasable hereunder shall be increased to a number determined by dividing (i) the number of shares purchasable hereunder immediately prior to such issue or sale, multiplied by the Purchase Price hereunder immediately prior to such event, by (ii) the Purchase Price in effect immediately after the foregoing adjustment. If the price per share for which Common Stock is deliverable upon such conversion or exchanged (determined by dividing (i) the total minimum amount received or receivable by the Company in consideration of the issue or sale of such convertible or exchangeable shares or obligations, plus the total minimum amount of premiums, if any, payable to the Company upon conversion or exchange, by (ii) the total number of shares of Common Stock necessary to effect the conversion or exchange of all such convertible or exchangeable shares or obligations) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then such issue or sale shall be deemed to be an issue or sale (as of the date of issue or sale of such convertible or exchangeable share or obligations) of the total maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such convertible or exchangeable shares or obligations, and the total minimum amount received or receivable by the Company in consideration of the issue or sale of such convertible or exchangeable shares or obligations, plus the total minimum amount of premiums, if any, payable to the Company upon exchange or conversion, shall be deemed to be the consideration actually received (as of the date of the issue or sale of such convertible or exchangeable shares or obligations) for the issue or sale of such Common Stock. Notwithstanding anything to the contrary contained in this Section 11, no adjustment to Purchase Price or number of shares purchasable hereunder shall be made as a result of the grant of options to purchase Common Stock to employees of the Company or the issuance of shares of Common Stock upon exercise thereof.

        12. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 12, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

        13. CERTIFICATE OF ADJUSTMENT. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of a firm of independent public accountants setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

        14.  NOTICES OF RECORD DATE, ETC.  In the event of

             (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right,

             (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets, or

             (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record in respect of such event are to be determined. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

        15. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

        16.  WARRANT REGISTER; TRANSFERS, ETC.

             A. The Company will maintain a register containing the name and address of the registered Holder of the Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

             B. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company, provided however, that so long as Zero Stage Capital V, L.P. is the registered holder of this Warrant, no indemnity shall be required other than its written agreement to indemnify the Company against any loss arising from the issuance of such new warrant.

         17. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         18. NON-TRANSFERABILITY. This Warrant shall not be transferable except pursuant to a bankruptcy, reorganization, liquidation, or other event affecting the status of the holder as a going concern.

         19. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New Hampshire.

         20. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the holder's successors, legal representatives and permitted assigns.

         21. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in New Hampshire, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

Dated:          1996                        SILKNET SOFTWARE, INC.


(Corporate Seal)                            By:
                                               --------------------------------

Attest:                                     Title:
                                                  -----------------------------

------------------------

                                  Subscription


To:                                             Date:
   ----------------------------                      ------------------------
         The undersigned hereby subscribes for     shares of Common Stock overed
by this Warrant. The manner of payment of the exercise price of this Warrant is
as follows:                     . The certificate(s) for such shares shall be
issued in the name of the undersigned or as otherwise indicated below:


                                    ---------------------------------------
                                    Signature

                                    ---------------------------------------
                                    Name for Registration


                                    ---------------------------------------
                                    Mailing Address

                            Net Issue Election Notice


To:                                   Date:
   -----------------------------           ---------------------------

        The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.



                                    ---------------------------------------
                                    Signature


                                    ---------------------------------------
                                    Name for Registration


                                    ---------------------------------------
                                    Mailing Address